Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 49 to the Registration Statement of The Royce Fund (consisting of Royce Premier Fund, Royce Micro Cap Fund, Pennsylvania Mutual Fund, Royce Select Fund, Royce GiftShares Fund , Royce Total Return Fund, Royce Low-Priced Stock Fund and PMF II) on Form N-1A (File No. 2-80348) of our report dated February 10, 1999, on our audits of the financial statements and financial highlights of the Fund, which report is included in the Annual Report for The Royce Fund for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement.

We also consent to the references to our firm under the caption
"Independent Accountants and Financial Statements" in the Statement of Additional Information and under the heading "Financial
Highlights information" in such Prospectus.





PricewaterhouseCoopers LLP



Boston, Massachusetts
February 19, 1999